CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Sino-Global Shipping America, Ltd. 2008 Stock Incentive Plan of our report dated September 22, 2009 on the consolidated financial statements for the year ended June 30, 2009, which is included in Form 10K, filed with the Securities and Exchange Commission.

/s/ Friedman LLP

November 24, 2009
New York, New York